Exhibit 10.15

SCIENTIFIC ADVISORY BOARD AGREEMENT

THIS AGREEMENT (this "Agreement") is made and entered into as of June 2, 2008 (the "Effective Date"), by and between National Stem Cell Holding, Inc., a Delaware corporation having an address at Mountainside, N7 07092 (the “Company"), and Barbara Nabrit Stephens, M.D., with an address at 4704 Dunnie Drive, Tampa, Florida  33614 (the "Member"). The parties to this Agreement are hereinafter referred to as the “Parties.”

WHEREAS

the Company has established a Scientific Advisory Board (the "SAB") for advising the Company in regard to recruitment, processing, storage, banking; research, and development of technologies; and commercialization, including banking, of allogeneic and autologous umbilical cord blood and peripheral blood stem cells as well as other aspects of the Company’s business, including but not limited to platform and expansion technologies, therapies related to diabetes and cardiac disease and anti-ageing technologies. The SAB supports the Company in research and development and in related strategic decision making by providing access to leading experts and opinion leaders; it provokes outsidethe-box thinking; and assesses the Company's innovation, business, commercialization, and capabilities;

WHEREAS

the Company desires to engage the Member, and the Member desires to be engaged by Company as a member of the SAB, to perform advisory and consulting functions for the Company including, but not limited to the following services: 1) advising the Company in regard to all aspects of the SAB mandates set forth above; 2) reviewing and providing assessment of clinical protocols, rules, regulations; 3) providing advice and assistance concerning clinical developments, and directions; 4) providing information, knowledge, and comments to and for research and development strategic decision making purposes; and 5) providing advice and assistance regarding regulatory procedures including the Food and Drug Administration or other corresponding regulatory bodies in other countries in order to achieve regulatory approval (hereinafter, the "Services");

WHEREAS

the Member represents that she has the requisite skills, qualifications and knowledge to provide the Services; and

WHEREAS

the Parties desire to state the terms and conditions of the Member's engagement by the Company for the provision of the Services.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.

Services

1. 1.

The Member shall provide the Services on an as - needed basis, and participate in meetings of the SAB.

1.2:

The Company will contact the Member concerning the Services and the Member shall use her best efforts to address such requests in a timely manner.

1.3.

The Member undertakes to perform her duties and obligations under this Agreement the highest degree of professionalism and to the full satisfaction of the Company.

1.4.

The Member warrants, confirms and undertakes that she is entitled to enter into this Agreement and to assume all the obligations pursuant hereto; that there is no contractual or other impediment to his entering into this Agreement and to her engagement by the Company for the provision of the Services; that no consents, approval or authorization of any other party is required as condition to execution by the Member of this Agreement or the performance by Member of the Services hereunder; and that in entering into this Agreement she is not in breach or conflict of or with any other agreement or obligation to which she is or was a party. The Member confirms that the terms and conditions hereof are not inconsistent or in breach of the Member’s obligations to third parties. The Member warrants that nothing in this Agreement or in the performance of the Services will cause Member to be in default under, or in breach of, any agreement requiring Member to preserve the confidentiality of any information, trade secrets or other proprietary information of a third party.

1.5.

The Member warrants that she is not participating, directly or indirectly, in any trial or medical advisory board competing with the business of the Company and that she does not serve on an institutional review board ("IRB") overseeing any competitive trial.

1.6.

The Member has made all necessary disclosures, to the extent required by law or by the policies of Member's employer, supervising institution, or IRB regarding the terms of, and compensation to be paid under, this Agreement.

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2.

Consideration

2.1.

The Member shall receive twelve thousand shares of the Company’s common stock per annum for services under this Agreement.

2.2

The Company shall pay to or reimburse the Member round-trip air fare and for accommodations and meals during the meetings of the SAB wherever they may be as such may be held from time to time (the "Travel Expense"). The Member shall submit to the Company a written request for such Travel Expense and submit receipts evidencing such expenditures.

2.3.

The remuneration set forth in Section 2.1 above shall constitute the complete and full payment by the Company to the Member in respect of this Agreement and his service as a member of the SAB of the Company. No other obligations relating to benefits, ownership interests, royalties or any other remuneration or reimbursement shall exist from the Company to the Member in respect of this Agreement and his obligations as a member of the SAB of the Company.

3.

Term and Termination

3.1.

This Agreement shall commence upon the signing hereof.

3.2.

The term of this Agreement shall be for one year unless terminated earlier in accordance with the terms of this Agreement or extended.

3.3.

Notwithstanding the aforesaid, the Company may terminate this Agreement and the Member may resign from her position as a SAB member at any time and for any reason whatsoever upon 14 days prior written notice to the other Party. In addition, the Company shall have the right, on written notice, to terminate this Agreement for Cause effective immediately. "Cause", as used herein, shall mean any of (i) the failure of the Member to provide the Services in accordance herewith, (ii) the material breach by the Member of the provisions of this Agreement or of the confidentiality agreement executed by the Member or (iii) the indictment of the Member of a felony.

4.

Proprietary Information, Confidentiality and Non-Competition

Upon execution of this Agreement the Member shall execute the Confidentiality, Non-Disclosure and Non-Competition Agreement in the form attached hereto as Appendix A. Such Confidentiality, NonDisclosure and Non-Competition Agreement shall survive the termination of this Agreement.

5.

Status of Parties

5.1

In respect of the Services, the Member shall at all times act as an independent contractor and not as an employee of the Company. The Member hereby denies and waives any demand, claim and/or allegation that an employment relationship of any kind has resulted from this Agreement or from the provision of the Services.

6.

General

6.1.

The preamble to this Agreement constitutes an integral part hereof.

6.2.

Headings are included for reference purposes only and are not to be used in interpreting this Agreement.

6.3.

The Company shall be entitled, at all times, to publicize the names of its members, including the name of the Member in connection with her performance of the Services hereunder. If the Company cites the Member’s title and affiliation with her employer in its materials, the Company will include a statement that the Member’s association with the Company is personal.

6.4.

No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms or conditions hereof.

6.5.

In the event it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

6.6.

This Agreement along with its Appendix constitute the entire understanding and agreement between the parties hereto, supersede any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both Parties.

6.7.

The Member acknowledges and confirms that all this Agreement and the terms of this Agreement are confidential, and undertakes to keep such terms in confidence and refrain from disclosing such terms to any third party.

6.8.

The Services to be rendered by the Member are personal in nature and may not be assigned or transferred without the written consent of the Company.

6.9.

Any notice sent by one Party to the other may be personally delivered, mailed with a delivery confirmation or sent by a courier service and shall be deemed to have been received by the addressee upon arrival. The addresses of the Parties are as specified in the heading to this Agreement as may be changed in a writing sent by the Party changing its or her address to the other.

6.10.

This Agreement shall be governed by the laws of the State of New York and the competent courts in the district of New York shall have exclusive jurisdiction over any dispute arising between the parties with respect of this Agreement.

IN WITNESS WHEREOF, the duly authorized representative of the Company and the Member have executed this Agreement as of the date stated below.

NATIONAL STEM CELL HOLDING, INC.

        By.    /s/ Michael Cohen

                Michael Cohen

     /s/Barbara Nabrit Stephens

         Chief Executive Officer                              Barbara Nabrit Stephens

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